Pacific Mercantile Bancorp Appoints Brad R. Dinsmore as President and Chief Executive Officer Costa Mesa, CA – August 29, 2019 – Pacific Mercantile Bancorp (Nasdaq: PMBC) (the “Company”), the holding company of Pacific Mercantile Bank (the “Bank”), a wholly owned banking subsidiary, today announced the appointment of Brad R. Dinsmore as the President and Chief Executive Officer of Pacific Mercantile Bancorp and Pacific Mercantile Bank, effective September 3, 2019. Mr. Dinsmore succeeds Thomas M. Vertin, who has resigned from the Company and the Bank, effective September 3, 2019, due to his desire to relocate to Northern California. Mr. Dinsmore has 32 years of banking experience and most recently served as Corporate Executive Vice President for SunTrust Banks in Atlanta, Georgia. During his tenure at SunTrust, Mr. Dinsmore had responsibility for Consumer Banking, Small Business Banking, Private Wealth Management and Digital Banking. “We are very pleased to attract an executive of Brad Dinsmore’s caliber to lead Pacific Mercantile Bancorp,” said Edward J. Carpenter, Chairman of the Board of Pacific Mercantile Bancorp. “Brad has an outstanding track record of delivering exceptional results as a senior executive at SunTrust, Citigroup and Bank of America, and he has consistently demonstrated the ability to generate profitable growth in numerous areas of banking. Earlier in his career, Mr. Dinsmore served in numerous senior roles at Bank of America including responsibility for delivering products and services to more than 12 million consumers and businesses in the Western half of the United States. Brad was based out of Los Angeles and Orange County and served as the Market President for Orange County where he was deeply involved in many community organizations. We believe that Brad’s business banking experience in Orange County and Los Angeles, combined with his proven leadership abilities, makes him very well suited to guide the continued growth of our commercial banking presence in Southern California.” “We would also like to thank Tom Vertin for his many years of service to Pacific Mercantile Bancorp,” said Mr. Carpenter. “Tom was instrumental in guiding our transition to a relationship-focused commercial bank and improving the composition of our loan and deposit portfolios. We wish him well in his future endeavors.” “I’m excited to return home to Southern California and continue building the Pacific Mercantile Bank franchise,” said Mr. Dinsmore. “The Bank has a highly differentiated value proposition that has enabled it to successfully increase its roster of high-quality operating companies. Having spent more than half of my career in the Southern California market, I believe there is no better market in the country to serve the needs of the large number of small- and middle-market companies. I look forward to working with my new colleagues at Pacific Mercantile Bank to deliver its unique value proposition to our current and future clients resulting in deeper relationships, increased market share, and greater franchise value.”

Pacific Mercantile Bancorp Page 2 of 3 At SunTrust, Mr. Dinsmore was part of the executive leadership team that led the turnaround of one of the largest banks in the United States. Mr. Dinsmore was previously Head of U.S. Retail Banking for Citigroup based out of New York City. Mr. Dinsmore’s tenure at Bank of America began in San Diego as a business development officer. He has served in senior roles in Southern California for more than 16 years during his banking career. Mr. Dinsmore earned his bachelor's degree in Business Administration from California Polytechnic State University and completed additional studies at the University of Washington's Pacific School of Banking. During his career, Mr. Dinsmore has worked with numerous community organizations in Southern California including the UC Irvine CEO Round Table, Junior Achievement of Southern California, United Way of Orange County, the Los Angeles Chamber of Commerce and the Los Angeles Sports Council. About Pacific Mercantile Bancorp Pacific Mercantile Bancorp (NASDAQ: PMBC) is the parent holding company of Pacific Mercantile Bank, which opened for business March 1, 1999. The Bank, which is an FDIC insured, California state- chartered bank and a member of the Federal Reserve System, provides a wide range of commercial banking services to businesses, business professionals and individual clients. The Bank is headquartered in Orange County and has seven locations in Southern California, located in Orange, Los Angeles, San Diego, and San Bernardino counties. The Bank offers tailored flexible solutions for its clients including an array of loan and deposit products, sophisticated treasury management services, and comprehensive online banking services accessible at www.pmbank.com. Forward-Looking Information This news release contains statements regarding our expectations, beliefs and views about our plans to continue to build our loan portfolio and supporting systems and processes. These statements, which constitute "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." These forward-looking statements are subject to numerous risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements because such statements are inherently subject to significant assumptions, risks and uncertainties, many of which are difficult to predict and are generally beyond our control. These risks and uncertainties include, but are not limited to, the following: the impact of interest rates and other external economic factors and competition among financial services providers. We undertake no obligation (and expressly disclaim any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information concerning factors that could cause actual conditions, events or results to materially differ from those described in the forward-looking statements, please refer to the factors set forth under the headings "Risk Factors" in our most recent Form 10-K and 10-Q reports and to our most recent Form 8-K reports, which are available online at www.sec.gov. No assurances can be given that any

Pacific Mercantile Bancorp Page 3 of 3 of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations or financial condition. ### Pacific Mercantile Bancorp Contact: Curt Christianssen Chief Financial Officer 714-438-2500